UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________________________________________
FORM 8-K/A
(Amendment No. 1)
_______________________________________________________

Current Report

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2017

_______________________________________________________
The Simply Good Foods Company
(Exact name of registrant as specified in its charter)
_______________________________________________________

DELAWARE (State or other jurisdiction of incorporation or organization)	001-38115 (Commission File Number)	82-1038121 (I.R.S. Employer Identification Number)

1050 17th Street, Suite 1500
Denver, CO
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 633-2840

Not Applicable
(Former name or former address, if changed since last report)
______________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

 (e) As previously reported on August 7, 2017, the Company promoted Todd Cunfer, the Company’s Vice President Finance, to the position of Chief Financial Officer effective August 27, 2017. In connection with the promotion, Mr. Cunfer and the Company entered into a letter agreement dated August 21, 2017 adjusting his cash and equity compensation for the new position, effective August 27, 2017. His new base salary will be $375,000 per year, increased from $350,000; his annual bonus compensation target level will be increased from 50% of his base salary to 60%; and he will receive an additional grant of options to purchase shares of the Company stock related to his new position at a value of approximately $73,000, the specific number to be determined on the effective date of the grant, August 28, 2017.

The description of the letter agreement set forth above is qualified in its entirety by the terms of the letter agreement, a copy of which is attached as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.2	Letter agreement dated August 21, 2017 between The Simply Good Foods Company and Todd Cunfer.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 25, 2017
The Simply Good Foods Company

By:     /s/ Annita M. Menogan
Annita M. Menogan
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.2	Letter agreement dated August 21, 2017 between The Simply Good Foods Company and Todd Cunfer.